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                                                                 EXHIBIT 10.21
                            ADVANCED FIBRE COMMUNICATIONS

                        1993 STOCK OPTION/STOCK ISSUANCE PLAN
                       (AS AMENDED THROUGH SEPTEMBER 15, 1994)


                                      ARTICLE I

                                  GENERAL PROVISIONS

    1.   PURPOSE

         A. This 1993 Stock Option/Stock Issuance Plan, as amended ("Plan") is intended to promote the interests of Advanced Fibre Communications, a California corporation (the "Corporation"), by providing eligible individuals who are responsible for the management, growth and financial success of the Corporation or who otherwise render valuable services to the Corporation with the opportunity to acquire a proprietary interest, or increase their proprietary interest, in the Corporation and thereby provide them with an incentive to remain in the service of the Corporation (or any parent or subsidiary corporation).

         B. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the
Corporation:

           (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    2.   STRUCTURE OF THE PLAN

         A. The Plan shall be divided into two (2) separate components: the Option Grant Program specified in Article II and the Stock Issuance Program specified in Article III. Under the Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of the Common Stock (as defined below) at a discount of up to fifteen percent (15%) of the Fair Market Value of such shares on the grant date. Such securities may be fully vested when issued or may vest

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over time.  Under the Stock Issuance Program, eligible individuals may effect immediate purchases of the Common Stock (as defined below) at discounts from the Fair Market Value of such shares of up to fifteen percent (15%). Such shares may be fully vested when issued or may vest over time.

         B. The provisions of Articles I and IV of the Plan shall apply to both the Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

    3.   ADMINISTRATION OF THE PLAN

         A. The Plan shall be administered by the Corporation's Board of Directors (the "Board"). The Board, however, may at any time appoint a committee ("Committee") of two (2) or more Board members and delegate to such Committee one or more of the administrative powers allocated to the Board pursuant to the provisions of the Plan. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

         B. The Plan Administrator (either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the
Plan) shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper plan administration and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option grants or share issuances as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest under the Plan or any outstanding option or share issuance.

    4.   OPTION GRANTS AND SHARE ISSUANCES

         A. The persons eligible to receive option grants pursuant to the Option Grant Program ("Optionee") and/or share issuances under the Stock Issuance Program ("Participant") are limited to the following:

           (i) employees (including officers and directors) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

          (ii) non-employee members of the Board or the non-employee members of the board of directors of any parent or subsidiary corporations; and

         (iii) consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations).

                                          2.

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         B.   The Plan Administrator shall have full authority to determine,
(I) with respect to the option grants made under the Plan, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding, and (II) with respect to share issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares.

         C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with Article II of the Plan or to effect share issuances in accordance with Article III of the Plan.

    5.   STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired common stock ("Common Stock"). The maximum number of shares which may be issued over the term of the Plan shall not exceed 850,000 shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of Section 5.C of this Article I.

         B. Shares subject to the unexercised portion of any outstanding options under the Plan which expire or terminate prior to exercise in full or which are otherwise cancelled in accordance with the cancellation-regrant provisions of Section 4 of Article II will be available for subsequent option grants or stock issuances under the Plan. Shares issued under either the Option Grant Program or the Stock Issuance Program (whether as vested or unvested shares) and repurchased by the Corporation shall NOT be available for subsequent option grants or stock issuances under the Plan.

         C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the aggregate number and/or class of shares issuable under the Plan and (ii) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

         D. Common Stock issuable under the Plan, whether under the Option Grant Program or the Stock Issuance Program, may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Plan Administrator.

                                          3.

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                                      ARTICLE II

                                 OPTION GRANT PROGRAM


    1.   TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or nonstatutory options. Individuals who are not Employees (as defined in subsection (c) below) may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified in Sections 1 and 3 of this Article II. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section 2 of this
Article II.

         A.   OPTION PRICE.

              (1) The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date of the option grant.

              (2) If the individual to whom the option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation (such individual to be designated a "10% Shareholder"), then the option price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of one share of Common Stock on the date of the option grant.

              (3) The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Article IV, Section 1, be payable in cash or check drawn to the Corporation's order.

         Should the Corporation's outstanding Common Stock be registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") at the time the option is exercised, then the option price may also be paid as follows:

                   a. in shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date; or

                   b. through a special sale and remittance procedure pursuant to which Optionee is to concurrently provide irrevocable written instructions (I) to

                                          4.

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    a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal, state, and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) concurrently to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

              Except to the extent such sale and remittance procedure is utilized, payment of the option price must occur at the time the option is exercised.

              (4) The Fair Market Value of a share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

                   a. If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                   b. If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                   c. If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded on the Nasdaq National Market, then such Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

         B. TERM AND EXERCISE OF OPTIONS. Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the stock option agreement evidencing such option. However, no option granted under the Plan shall have a term in excess of ten (10) years from the grant date, and no option granted to a 10% Shareholder shall have a term in excess of five (5) years from the grant date. During the

                                          5.

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lifetime of Optionee, the option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee otherwise than by will or by the laws of descent and distribution following Optionee's death.

         C.   TERMINATION OF SERVICE.

              (1) Except to the extent otherwise provided pursuant to this subsection, the following provisions shall govern the exercise period applicable to any options held by Optionee at the time of cessation of Service or death:

                   a. Should Optionee cease to remain in Service for any reason other than death or Disability, then the period during which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                   b. Should such Service terminate by reason of Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be limited to the six (6)-month period following the date of such cessation of Service. However, should such Disability be deemed to constitute Permanent Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be extended by an additional six (6) months so that the exercise period shall be limited to the twelve (12)-month period following the date of the optionee's cessation of Service by reason of such Permanent Disability.

                   c. Should Optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of Optionee's death. During such limited period, the option may be exercised by the personal representative of Optionee's estate or by the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution.

                   d. Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

                   e. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. However, the option shall, immediately upon Optionee's cessation of Service, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which Optionee is not otherwise at that time vested.

                                          6.

              (2) The Plan Administrator shall have full power and authority to extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period in effect under this Article II to such greater period of time as the Plan Administrator shall deem appropriate; PROVIDED, that in no event shall such option be exercisable after the specified expiration date of the option term.

         For purposes of the Plan, SERVICE shall mean the provision of services to the Corporation (or one or more of its parent or subsidiary corporations) by an individual in the capacity of an Employee, a non-employee member of the board of directors, or a consultant. Optionee shall be considered to be an EMPLOYEE for so long as such individual remains in the employ of the Corporation (or one or more of its parent or subsidiary corporations).

         For purposes of the Plan, DISABILITY shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute PERMANENT DISABILITY in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

         D. SHAREHOLDER RIGHTS. An Optionee shall have none of the rights of a shareholder with respect to any shares covered by the option until such Optionee shall have exercised the option and paid the option price.

         E. REPURCHASE RIGHTS. The shares of Common Stock issued under the Plan shall be subject to certain repurchase rights of the Corporation in accordance with the following provisions:

              (1) UNVESTED SHARES. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under the Plan. Should Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the option price paid per share, all or (at the discretion of the Corporation and with the consent of Optionee) any of those unvested shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right. In no event, however, may the Plan Administrator impose a vesting schedule upon any option granted under the Plan or any shares of Common Stock issued under the Plan which is more restrictive than twenty percent (20%) per year annual vesting, beginning one year after the grant date of the option.

         All outstanding repurchase rights under the Plan shall terminate automatically upon the occurrence of any Corporate Transaction under Section 3 of this Article II, except

                                          7.

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to the extent the repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction.

              (2) FIRST REFUSAL RIGHTS. Until such time as the Corporation's outstanding shares of Common Stock are first registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed sale or other disposition by Optionee (or any successor in interest by reason of purchase, gift or other mode of transfer) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable by the Corporation (or its assignees) in accordance with the terms and conditions established by the Plan Administrator and set forth in the instrument evidencing such right.

    2.   INCENTIVE OPTIONS

         The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as "nonstatutory" options when issued under the Plan shall NOT be subject to such terms and conditions.

         A. OPTION PRICE. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the grant date.

         B. DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or any parent or subsidiary corporation) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

         Except as modified by the preceding provisions of this Section 2, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

    3.   CORPORATE TRANSACTION

         A. In the event of one or more of the following shareholder-approved transactions ("Corporate Transaction"):

      (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation;

                                          8.

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     (ii)     the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

    (iii) any reverse merger in which the Corporation is the surviving entity but in which all of the Corporation's outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary, then each option outstanding under the Plan shall terminate upon the consummation of such Corporate Transaction and cease to be exercisable, unless assumed by the successor corporation or parent thereof.

         B. Each outstanding option which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

         C. The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    4.   CANCELLATION AND NEW GRANT OF OPTIONS

         The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the new grant date (or one hundred percent (100%) of such Fair Market Value in the case of an Incentive Option or, in the case of an option grant to a 10% Shareholder, not less than one hundred and ten percent (110%) of such Fair Market Value).

    5.   EXTENSION OF EXERCISE PERIOD

         The Plan Administrator shall have full power and authority to extend (either at the time the option is granted or at any time while the option remains outstanding) the period of time for which the option is to remain exercisable following Optionee's cessation of Service, from the limited period otherwise applicable under subsection 1(c) of Article II, to such greater period of time as the Plan Administrator may deem appropriate under the

                                          9.

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circumstances.  In no event, however, shall such option be exercisable after the specified expiration date of the option term.

    6.   CASH-OUT OF OPTIONS

         A. One or more Optionees may, in the Plan Administrator's sole discretion, be granted limited cash-out rights to operate in tandem with their outstanding options under the Plan; such limited cash-out rights shall be exercisable only if the Corporation's outstanding Common Stock is registered under Section 12(g) of the 1934 Act and Optionee is subject to the short-swing profit restrictions of the Federal securities laws. Any option with such a limited right in effect for at least six (6) months shall automatically be cancelled upon the acquisition of fifty percent (50%) or more of the Corporation's outstanding Common Stock (excluding for purposes of calculating such percent the Common Stock holdings of officers and directors of the Corporation who are subject to the short-swing profit restrictions of the Federal securities laws) pursuant to a tender or exchange offer made by a person or group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) which the Board does not recommend the Corporation's shareholders to accept. In return for the cancelled option, Optionee shall be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Cash-Out Price of the shares of Common Stock in which Optionee is vested under the cancelled option over (ii) the aggregate option price payable for such vested shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the completion of such tender or exchange offer, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such cancellation and distribution.

         B. For purposes of calculating the cash distribution, the Cash-Out Price per share of the vested Common Stock subject to the cancelled option shall be deemed to be equal to the GREATER of (i) the value per share on the date of surrender, as determined in accordance with the valuation provisions of subsection 1(a)(4) of Article II, or (ii) the highest reported price per share paid in effecting the tender or exchange offer. However, if the cancelled option is an Incentive Option, then the Cash-Out Price shall not exceed the value per share determined under clause (i) above.

         C. The shares of Common Stock subject to any option cancelled for an appreciation distribution in accordance with this Section 6 shall NOT be available for subsequent option grants or share issuances under the Plan.

                                         10.

                                     ARTICLE III

                                STOCK ISSUANCE PROGRAM

    1.   TERMS AND CONDITIONS OF STOCK ISSUANCES

         Shares of Common Stock shall be issuable under the Stock Issuance Program through direct and immediate issuances without any intervening stock option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") which complies with each of the terms and conditions of this Article III.

         A.   ISSUE PRICE.

              (1) The purchase price per share shall be fixed by the Plan Administrator, but in no event shall it be less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock at the time of issuance. However, if any individual to whom a share issuance is made hereunder is a 10% Shareholder (as defined in subsection 1(a)(2) of Article II), then the purchase price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock at the time of issuance. Fair Market Value shall be determined in accordance with Article II, Section 1(A)(4).

              (2) Shares shall be issued under the Plan for such consideration as the Plan Administrator shall from time to time determine, provided that, except as set forth in Article IV, Section 1, in no event shall shares be issued for consideration other than

                   (A)  cash or check payable to the Corporation, or

                   (B) past services rendered to the Corporation (or any parent or subsidiary corporation).

         B.   VESTING SCHEDULE.

              (1) The interest of a Participant in the shares of Common Stock issued to him/her under the Plan may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments in accordance with the vesting provisions of subsection
(B)(4). Except as otherwise provided in subsection (B)(2), the Participant may not transfer any purchased shares in which he/she does not have a vested interest. Accordingly, all unvested shares issued under the Plan shall bear the restrictive legend specified in subsection (C)(1), until such legend is removed in accordance with subsection (C)(2). The Participant, however, shall have all the rights of a shareholder with respect to the shares of Common Stock issued to him/her hereunder, whether or not his/her interest in such shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any cash dividends or other distributions paid or made with respect to such shares. Any new, additional or different shares of stock

                                         11.

or other property (including money paid other than as a regular cash dividend) which the holder of unvested Common Stock may have the right to receive by reason of a stock dividend, stock split, reclassification or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements under subsection (B)(4) applicable to the unvested Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

              (2) As used in this Article III, the term "transfer" shall include (without limitation) any sale, pledge, encumbrance, gift or other disposition of such shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his/her spouse, parents or issue or to a trust established for such spouse, parents or issue, provided the transferee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the Issuance Agreement executed by the Participant at the time of his/her acquisition of the gifted shares.

              (3) Should the Participant cease Service for any reason while his/her interest in the Common Stock remains unvested, then the Corporation shall have the right to repurchase, at the original purchase price paid by the Participant, all or (at the discretion of the Corporation and with the consent of the Participant) any shares in which the Participant is not at the time vested, and the Participant shall thereafter cease to have any further shareholder rights with respect to the repurchased shares.

              (4) Any shares of Common Stock issued under the Stock Issuance Program which are not vested at the time of such issuance shall vest in one or more installments thereafter. The elements of the vesting schedule, namely the performance or service objectives to be completed or achieved, the number of installments in which the shares are to vest, the interval or intervals (if any) which are to lapse between installments and the effect which death, Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and specified in the Issuance Agreement. In no event, however, may the Plan Administrator impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year annual vesting, beginning one year after the issue date of the Common Stock.

              (5) The Plan Administrator may in its discretion elect not to exercise, in whole or in part, its repurchase rights with respect to any unvested Common Stock or other assets which would otherwise at the time be subject to repurchase pursuant to the provisions of subsection (B)(3).

              (6) No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until, in the opinion of counsel for the Corporation (or its successor in the event of any Corporate Transaction), there shall have been compliance with all applicable requirements of the Federal and state securities laws and all other applicable legal and regulatory requirements.

                                         12.

         C.   STOCK LEGENDS.

              (1)  Each certificate representing unvested shares of Common
Stock (or other securities) issued under the Stock Issuance Program shall bear a restrictive legend substantially as follows:

         "The securities represented by this certificate are unvested and are accordingly subject to repurchase by the Corporation pursuant to the provisions of the Issuance Agreement between the Corporation and the registered holder of the securities (or his/her predecessor in interest). Such agreement imposes restrictions on the transferability of the securities represented by this certificate and grants certain repurchase rights to the Corporation in the event the registered holder (or predecessor in interest) terminates his/her employment or service with the Corporation. A copy of such agreement is on file at the principal office of the Corporation."

              (2) As the interest of the Participant vests with respect to any stock certificate representing shares acquired under the Stock Issuance Program, the Corporation shall, upon the Participant's delivery of such certificate during the period or periods designated each year by the Plan Administrator, issue a new certificate for the vested shares without the restrictive legend of subsection (c)(1) and a second certificate for the balance of the shares with such legend. If the Corporation repurchases any unvested shares of the Participant pursuant to the provisions of subsection (b)(3), the Corporation shall at the time the repurchase is effected deliver a new certificate, without the restrictive legend of subsection (c)(1), representing the number of shares (if any) in which the Participant is vested and which are accordingly no longer subject to repurchase by the Corporation.

         D. RIGHT OF FIRST REFUSAL. Until such time as the Corporation's outstanding shares of Common Stock are first registered under Section 12(g) of the 1934 Act, the Corporation shall have a right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest by reason of purchase, gift or other mode of transfer) of one or more shares of such Common Stock. Such right of first refusal shall be exercisable by the Corporation (or its assignees) in accordance with the terms and conditions specified in the instrument evidencing such right.

    2.   CORPORATE TRANSACTION

         All of the Corporation's outstanding repurchase rights under this
Article III shall automatically terminate upon the occurrence of a Corporate Transaction (as defined in Section 3 of Article II), except to the extent the Corporation's outstanding repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                                         13.

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                                      ARTICLE IV

                                    MISCELLANEOUS


    1.   LOANS

         A. The Plan Administrator may assist any Optionee or Participant (including an Optionee or Participant who is an officer or director of the Corporation) in the exercise of one or more options granted to such Optionee under Article II or the purchase of one or more shares issued to such Participant under Article III, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by:

           (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant, or

          (ii) permitting Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years.

         B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans or installment payments may be granted with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events the maximum credit available to each Optionee or Participant may not exceed the SUM of (i) the aggregate option price or purchase price payable for the purchased shares plus
(ii) any Federal, state and local income and employment tax liability incurred by Optionee or Participant in connection with such exercise or purchase.

         C. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under the financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Board in its discretion deems appropriate.

    2.   NO EMPLOYMENT OR SERVICE RIGHTS

         Nothing under the Plan shall confer upon Optionee or the Participant any right to continue in the service or employ of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining such Optionee or Participant) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining such Optionee or Participant) or of Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate the Service of Optionee or Participant at any time for any reason whatsoever, with or without cause.

                                         14.

    3.   AMENDMENT OF THE PLAN AND AWARDS

         A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall adversely affect the rights and obligations of an Optionee with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Plan prior to such action, unless Optionee or Participant consents to such amendment. In addition, the Board shall not, without the approval of the Corporation's shareholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan (except for permissible adjustments under Article I, Section 5(C), (ii) materially increase the benefits accruing to individuals who participate under the Plan, or (iii) materially modify the eligibility requirements for participation under the Plan.

         B. (i) Options to purchase shares of Common Stock may be granted under the Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Option Grant Program or the Stock Issuance Program are held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the initial excess issuances are made, whether as stock option grants or direct stock issuances, then (I) any unexercised options representing such excess shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund to Optionees and Participants the option or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

    4.   EFFECTIVE DATE AND TERM OF PLAN

         A. The Plan was initially adopted by the Board on February 9, 1993 and was approved by the Corporation's shareholders on April 12, 1993. On September 14, 1993 the Board approved an amendment to the Plan ("the 1993 Amendment") to authorize an increase in the aggregate number of shares of Common Stock available for issuance under the Plan from 450,000 to 650,000 shares. The increase was approved by the Corporation's shareholders on September 27, 1993. The Board further amended the Plan, effective September 15, 1994 ("the 1994 Amendment"), to increase the aggregate number of shares authorized for issuance thereunder by an additional 200,000 shares to 850,000 shares. The increase was approved by the Corporation's shareholders on October 14, 1994. In connection with both the 1993 and 1994 Amendments, minor technical revisions were made to the Plan to bring it into compliance with the current requirements of the California Corporations Commissioner.

                                         15.

         B. The provisions of the 1993 and 1994 Amendments shall apply only to options granted under the Plan from and after the date such Amendments were adopted by the Board. Each option issued and outstanding under the Plan immediately prior to adoption of each such Amendment shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing such grant) as in effect on the date each such option was previously granted, and nothing in the 1993 or 1994 Amendments shall be deemed to affect or otherwise modify the rights or obligations of the holders of such prior options with respect to the acquisition of shares of Common Stock thereunder.

         C. The Plan shall terminate upon the EARLIER of (i) February 8, 2003 or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted under Article II or the issuance of shares under Article III. If the date of termination is determined under clause (i) above, then no options outstanding on such date under Article II and no shares issued and outstanding on such date under Article III shall be affected by the termination of the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the stock option agreements evidencing such options and the stock issuance agreements evidencing the issuance of such shares.

    5.   USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the issuance of shares of Common Stock under the Plan shall be used for general corporate purposes.

    6.   WITHHOLDING

         The Corporation's obligation to deliver shares upon the exercise of any options granted under Article II or upon the purchase of any shares issued shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

    7.   REGULATORY APPROVALS

         The implementation of the Plan, the granting of any options under the Option Grant Program, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

    8.   FINANCIAL REPORTS

         The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under and each participant in the Plan, unless such Optionee or participant is a key employee whose duties in connection with the Corporation assure such individual access to equivalent information.

                                         16.